Exhibit 10.10

Waiver and Amendment to Credit Agreement

This waiver and amendment to credit agreement (this "Amendment") is entered into as of October 29, 1999, by and among Hauser, Inc. a Colorado corporation (the "Company"), Botanicals International, Inc., a Delaware corporation, ZetaPharm, Inc., a New York corporation, and Shuster Laboratories, Inc., a Massachusetts corporation (collectively, the "Borrowers"), and Wells Fargo Bank N.A. (the "Lender").

Recitals

Whereas, the Borrowers are currently indebted to the Lender pursuant to the terms and conditions of that certain Credit
Agreement dated as of June 11, 1999 (the "Agreement"); and

Whereas, the Lender has agreed to waive compliance by the Borrowers with certain provisions of the Agreement, and the Lender and the Borrowers have agreed to certain changes in the terms and conditions set forth in the Agreement and have agreed to amend the Agreement to reflect the changes.

Now, therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following waivers and that the Agreement shall be amended as follows:

1.Section 1.01 of the Agreement is amended by deleting entirely the defined term "Consolidated Funded Indebtedness" and replacing it with the following new definition:

"'Consolidation Funded Indebtedness' means, as of the date of determination, (i) all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, that by its terms matures more that one year after the date of calculation and (ii) any such Indebtedness maturing within one year from such date that is renewable or extendable at the option of the obligor to a date more than one year from such date."

2.Section 1.01 of the Agreement is further amended by inserting between the defined terms "Total Expense" and "Transactions" the following additional defined term:

"'Totals Liabilities' means, at any time, all liabilities of the Borrowers which would be construed as such in accordance with GAAP, excluding (i) Indebtedness which is subordinated to the Obligations to the Lender under a subordination agreement in form and substance acceptable to the Lender or by subordination language acceptable to the Lender in the instrument evidencing such Indebtedness, and (ii) indebtedness for accounts payable and borrowed money due to Affiliates."

3.Section 2.11(a) of the Agreement is amended as follows:

A. Clause (i) of Section 2.11(a) is amended by deleting entirely the provisions thereof and replacing them with the following:

"(i) Base Rate Term Loan Borrowing shall bear interest at the
Base Rate;"

B. Clause (ii) of Section 2.11(a) is amended by deleting entirely the provisions thereof and replacing them with the following:

"(ii) LIBOR Term Loan Borrowing shall bear interest at the LIBOR
Rate for the Interest Period in effect for such Borrowing plus a margin of two and twenty one-hundredths of one percent
(2.20%)."

C. Clause (iii) of Section 2.11(a) is amended by deleting entirely the provisions thereof and replacing them with the following:

"(iii) Base Rate Revolving Loan Borrowings shall bear interest at the Base Rate minus a margin of one-quarter of on percent
(0.25%); and"

D. Clause (iv) of Section 2.11(a) is amended by deleting entirely the provisions thereof and replacing them with the following:

"(iv) LIBOR Revolving Loan Borrowing shall bear interest at the LIBOR Rate for the Interest Period in effect for such Borrowing plus a margin of one and ninety-five one-hundredths of one percent (1.95%)."

4. Section 6.07(a) of the Agreement is amended by changing the date reference form "fiscal year ending April 30, 2000" to "fiscal year ending March 31, 2000."

5. Section 6.07(b) of the Agreement is amended by deleting entirely the provisions thereof and replacing them with the following:

"The Borrowers shall not permit the Consolidation Tangible Net Worth at the end of any fiscal quarter of the Company until June 30, 2000 to be less than $36,000,000, and thereafter to be not less than an amount to be mutually agreed upon by the Lender and the Company, or $40,000,000 if no agreement is reached."

6. Section 6.07(d) of the Agreement is amended by deleting entirely the provisions thereof and replacing them with the following:

"The Borrowers shall not permit the ratio of Total Liabilities to Consolidate Tangible Net Worth at the end of any fiscal quarter of the Company to be greater than 1.3 to 1.0."

7. Section 6.07(e) is amended by deleting entirely the provisions thereof and replacing them with the following:

"(e) The Borrowers will not permit the ratio of (i) Consolidated Liquid Assets to (ii) the sum of (x) Consolidated Current Liabilities (excluding Accounts Receivable of Affiliates) plus
(y) the Revolving Credit Exposure to be less than 0.35 to 1.0 at the end of the fiscal quarter of the Company ending July 31, 1999; 0.40 to 1.0 at the end of the fiscal quarter of the Company ending October 21, 1999; 0.45 to 1.0 at the end of the fiscal quarter of the Company ending January 31, 2000; 0.50 to 1.0 at the end of the fiscal quarter of the Company ending March 31, 2000 or at the end of any subsequent fiscal quarter of the Company."

8. Section 6.07(f) of the Agreement is amended by deleting entirely the provisions thereof and replacing them with the following:

"The Borrowers shall not permit the Consolidation Debt Service Coverage Ratio for the fiscal year of the Company ending March 31, 2000 to be less that 1.25 to 1.0; for the fiscal year of the Company ending March 31, 2001, to be less than 2.0 to 1.0; and for all fiscal years of the Company ending thereafter to be less than 2.25 to 1.0."

9. Borrowing Base Certificate attached to the Agreement as
Exhibit A is amended as follows:

A. The following new sentence shall be added at the end of the first paragraph appearing immediately after "Subject..." and immediately before "A. Accounts Receivable ("A/R")":

"For all purposes of this Borrowing Base Certificate, Hauser,
Inc. and Zuellig Botanical Extracts, Inc. shall be deemed to be a single Co-Borrower (collectively, "Hauser Extracts").

B. Item C.7.(c) is amended by deleting entirely the provisions thereof and replacing them with the following:

"(c) Note: For Wilcox, there is a special overadvance facility of $5.5 million from January to July and $7millionfrom August to December independent of the Consolidated Borrowing Base and the overall $20 million Inventory cap."

C. Immediately following item C.7.(c), add the following:

"(d) Note: For Hauser Extracts, there is a special overadvance facility of $2.5 million from September 30, 1999 to December 31, 1999, $1.0 million from January 1, 2000 to March 31, 2000, $0.5 million from April 1, 2000 to June 30, 2000 and zero thereafter independent of the Consolidated Borrowing Bases and the overall $20 million Inventory cap."

"(e) Note: For Hauser, Inc. on a consolidated basis, there is a special overadvance facility of $2.5 million from September 30, 1999 to December 31, 1999, $1.5 million from January 1, 2000 to March 31, 2000, $1.0 million from April 1, 2000 to June 30, 2000 and zero thereafter independent of the Consolidated Borrowing Base and the overall $ 20 million Inventory Cap."

The Lender hereby waives, for the Company's fiscal year ending
March 31, 2000 only, compliance by the Borrowers with their covenant contained in Section 6.07(c) of the Agreement.

Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, with out waiver or modification, all terms defined in the Agreement shall have the same meaning when used in the Amendment. This Amendment and the Agreement shall be read together as one document.

The Borrowers hereby remake all representations and warranties contained in the Agreement and reaffirm all covenants set forth therein. The Borrowers further certify that as of the date of the Amendment, giving effect to the provisions hereof, there exists on Event of Default as defined in the Agreement, not any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

In witness whereof, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

Hauser, Inc.
Name:
/s/Ralph Heimann
Title:  CFO

Wells Fargo Bank, N.A.
Name:
/s/Joseph Rice
Title:  Vice President

Botanicals International Extracts, Inc.
/s/Ralph Heimann
Title:  President

ZetaPharm, Inc.
/s/Ralph Heimann
Secretary/Treasurer

Wilcox Natural Products, Inc.
/s/Ralph Heimann
Secretary/Treasurer

Shuster Laboratories, Inc.
/s/Dean P. Stull